Exhibit 16.1

JONATHON P. REUBEN CPA,

AN ACCOUNTANCY CORPORATION

23430 HAWTHORNE BLVD., SUITE 290

TORRANCE, CA 90505

June 1, 2015

Securities and Exchange Commission

450 5th Street NW

Washington, D.C. 20549

Re: Latitude 360, Inc.

Gentlemen:

We have read Item 4.01 of Latitude 360. Inc.’s Form 8-K dated May 28, 2015 and agree with the statements therein concerning the Company.

/s/ Jonathon P. Reuben C.P.A.

Jonathon P. Reuben, CPA,

An Accountancy Corporation